Exhibit 99.1

Cabot Oil & Gas Corporation	NEWS RELEASE

1200 Enclave Parkway, Houston, Texas 77077
P. O. Box 4544, Houston, Texas 77210-4544
(281) 589-4600

FOR RELEASE	FOR MORE INFORMATION CONTACT
April 28, 2005	Scott Schroeder (281) 589-4993

CABOT OIL & GAS REPORTS FIRST QUARTER RESULTS

HOUSTON, April 28, 2005 - Cabot Oil & Gas Corporation (NYSE: COG) today announced first quarter results, including net income of $20.8 million, or $.43 per share, cash flow from operations of $108.0 million and discretionary cash flow of $82.7 million. Each of these compares favorably to the prior year’s first quarter when the Company recorded net income totaling $19.0 million, or $.39 per share, cash flow from operations of $97.6 million and discretionary cash flow of $72.3 million. The per share results reflect the three for two split of the Company’s common stock on March 31, 2005.

“Due to the significant rise in the forward curve for oil prices at March 31, 2005, the current quarter net income figure was reduced for this future impact (that includes the expectation of continued high oil prices),” stated Dan O. Dinges, Chairman, President and Chief Executive Officer. “The mark-to-market requirement for derivatives had a $4.6 million, or approximately $.09 per share, after-tax impact on the results,” (see attached table on mark-to-market matters).

Continued high commodity prices combined with production increases year-over-year drove Company realizations. For natural gas prices Cabot realized $5.71 per mcf, up 10 percent over last year’s comparable period. Crude oil prices during the same time period rose 36 percent to an overall realization of $42.11 per barrel. Also contributing to the improved results were increased production levels versus last year’s first quarter. Total equivalent production increased 1 percent driven by a 0.7 Bcf increase in natural gas production, primarily from advances in the East region. “In addition to the year-over-year production gains, the daily volume improved over those realized in the fourth quarter of 2004,” said Dinges.

Overall operating expenses were up 5 percent between reporting periods, due primarily to increases in DD&A, exploration, operations and G&A expenses. “Employee-related cost was the main factor in the increases for operations and G&A expense as cost associated with retirement benefits continue to escalate,” commented Dinges.

Dinges added, “Overall I am pleased with our progress that includes a diversified drilling program across North America and a balance sheet that affords us a high degree of flexibility. Our transition towards longer-lived, more predictable opportunities is well underway. Combine this with $59.6 million of cash on the balance sheet that results in a net debt to total capitalization of 31.2 percent, and you have a platform for further value creation.”

Conference Call

Listen in live to Cabot Oil & Gas Corporation’s 2005 first quarter financial and operating results discussion with financial analysts on Friday, April 29, at 9:30am EDT (8:30am CDT) at www.cabotog.com. A teleconference replay will also be available at (800) 642-1687, (U.S./Canada) or (706) 645-9291 (International), passcode 5486532. A replay will be available from Friday, April 29 through Friday, May 6, 2005. The latest financial guidance, including the Company’s hedge positions, along with a replay of the webcast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

* * *

Cabot Oil & Gas Corporation, headquartered in Houston, Texas, is a leading independent natural gas producer with substantial interests in the Gulf Coast, including Texas and Louisiana; the West, with the Rocky Mountains and Mid-Continent; the East and an expansion effort in Canada. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

Forward-Looking Statements

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

CABOT OIL & GAS RESULTS — Page 3

OPERATING DATA

	Quarter Ended March 31,
	2005	2004
PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
Gulf Coast	7.4	7.7
West	5.7	5.6
East	5.1	4.4
Canada	0.2	—

Total	18.4	17.7

Crude/Condensate/Ngl
Gulf Coast	406	494
West	37	41
East	5	7
Canada	4	—

Total	452	542

Equivalent Production (Bcfe)	21.1	20.9

PRICES
Average Produced Gas Sales Price ($/Mcf)
Gulf Coast	$6.03	$5.14
West	$4.73	$4.83
East	$6.35	$5.80
Canada	$5.57	$—
Total	$5.71	$5.21

Crude/Condensate Price ($/Bbl)
Gulf Coast	$41.50	$30.70
West	$48.57	$34.34
East	$48.06	$31.86
Canada	$38.64	$—
Total	$42.11	$30.99

WELLS DRILLED
Gross	44	38
Net	28	29
Gross Success Rate	86%	100%

CABOT OIL & GAS RESULTS — Page 4

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended March 31,
	2005	2004
Operating Revenues
Natural Gas Production (1)	$104,272	$90,379
Brokered Natural Gas	26,492	31,559
Crude Oil and Condensate (1)	11,978	12,767
Other	1,332	1,899

	144,074	136,604
Operating Expenses
Brokered Natural Gas Cost	23,298	28,721
Direct Operations - Field and Pipeline	14,618	12,078
Exploration	19,369	16,144
Depreciation, Depletion and Amortization	30,067	26,812
General and Administrative (excluding Stock-based Compensation)	7,925	6,245
Stock-based Compensation (2)	1,035	471
Taxes Other Than Income	9,718	10,102

	106,030	100,573
Gain on Sale of Assets	—	59

Income from Operations	38,044	36,090
Interest Expense and Other	4,988	5,377

Income Before Income Taxes	33,056	30,713
Income Tax Expense	12,294	11,702

Net Income	$20,762	$19,011

Net Earnings Per Share - Basic (3)	$0.43	$0.39
Average Common Shares Outstanding (3)	48,724	48,597

(1)	See the “Impact of Mark-to-Market Accounting Requirements” table for additional information.
(2)	Includes the impact of the Company’s performance share mark-to-market requirement and restricted stock amortization.
(3)	Reflects the 3-for-2 split of the Company’s Common Stock on March 31, 2005.

CABOT OIL & GAS RESULTS — Page 5

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	March 31, 2005	December 31, 2004
Assets
Current Assets	$218,040	$194,679
Property, Equipment and Other Assets	1,018,887	1,001,422
Deferred Income Taxes	15,163	14,855

Total Assets	$1,252,090	$1,210,956

Liabilities and Stockholders’ Equity
Current Liabilities	$222,313	$196,889
Long-Term Debt	250,000	250,000
Deferred Income Taxes	255,005	247,376
Other Liabilities	61,728	61,029
Stockholders’ Equity	463,044	455,662

Total Liabilities and Stockholders’ Equity	$1,252,090	$1,210,956

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(In thousands)

	Quarter Ended March 31,
	2005	2004
Cash Flows From Operating Activities
Net Income	$20,762	$19,011
Change in Derivative Fair Value	7,512	5,619
Income Charges Not Requiring Cash	31,990	27,076
Gain on Sale of Assets	—	(59)
Deferred Income Tax Expense	3,022	4,549
Changes in Assets and Liabilities	25,362	25,230
Exploration Expense	19,369	16,144

Net Cash Provided by Operations	108,017	97,570

Cash Flows From Investing Activities
Capital Expenditures	(41,070)	(35,711)
Proceeds from Sale of Assets	588	—
Exploration Expense	(19,369)	(16,144)

Net Cash Used by Investing	(59,851)	(51,855)

Cash Flows From Financing Activities
Sale of Common Stock Proceeds	2,731	6,656
Dividends Paid	(1,339)	(1,296)

Net Cash Provided by Financing	1,392	5,360

Net Increase in Cash and Cash Equivalents	$49,558	$51,075

CABOT OIL & GAS RESULTS — Page 6

Selected Item Review and Reconciliation of Net Income and Earnings Per Share

(In thousands, except per share amounts)

	Quarter Ended March 31,
	2005	2004
As Reported - Net Income	$20,762	$19,011
Reversal of Selected Items, Net of Tax:
Gain on Sale of Assets	—	(37)
Change in Derivative Fair Value	4,647	3,478

Net Income Including Reversal of Selected Items	$25,409	$22,452

As Reported - Net Earnings Per Share	$0.43	$0.39
Per Share Impact of Reversing Selected Items	0.09	0.07

Net Earnings Per Share Including Reversal of Selected Items	$0.52	$0.46

Average Common Shares Outstanding	48,724	48,597

Discretionary Cash Flow Calculation and Reconciliation
(In thousands)

	Quarter Ended March 31,
	2005	2004
Discretionary Cash Flow
As Reported - Net Income	$20,762	$19,011
Plus:
Change in Derivative Fair Value	7,512	5,619
Income Charges Not Requiring Cash	31,990	27,076
Gain on Sale of Assets	—	(59)
Deferred Income Tax Expense	3,022	4,549
Exploration Expense	19,369	16,144

Discretionary Cash Flow	82,655	72,340
Plus: Changes in Assets and Liabilities	25,362	25,230

Net Cash Provided by Operations	$108,017	$97,570

Net Debt Reconciliation
(In thousands)

	March 31, 2005	December 31, 2004
Current Portion of Long-Term Debt	$20,000	$20,000
Long-Term Debt	250,000	250,000

Total Debt	$270,000	$270,000
Stockholders’ Equity	463,044	455,662

Total Capital	$733,044	$725,662

Total Debt	$270,000	$270,000
Less: Cash and Cash Equivalents	(59,584)	(10,026)

Net Debt	$210,416	$259,974

Net Debt	$210,416	$259,974
Stockholders’ Equity	463,044	455,662

Total Adjusted Capital	$673,460	$715,636

Total Debt to Total Capital Ratio	36.8%	37.2%
Less: Impact of Cash and Cash Equivalents	5.6%	0.9%

Net Debt to Capitalization Ratio	31.2%	36.3%

CABOT OIL & GAS RESULTS — Page 7

Impact of Mark-to-Market Accounting Requirements

(In thousands)

	Quarter Ended March 31,
	2005	2004
Unrealized Loss on Derivatives (1)
Natural Gas	$(560)	$(1,724)
Crude Oil	(6,952)	(3,895)

Incentive Stock Compensation Expense (2)
Performance Shares	(412)	—

Mark-to-Market Impact, Before Income Tax	$(7,924)	$(5,619)
Mark-to-Market Impact, Income Tax	3,022	2,141

Mark-to-Market Impact on Net Income	$(4,902)	$(3,478)

(1)	These amounts represent the unrealized loss associated with the mark-to-market valuation of open positions which do not qualify for hedge accounting or are ineffective. These amounts are reflected in the respective line items of Operating Revenues. Therefore, the computation of our reported realized commodity prices can be obtained by adding the loss from the respective Operating Revenues line item and dividing by reported production.
(2)	This amount relates to the mark-to-market valuation of the Company’s performance share incentive stock compensation awards that is reflected in general and administrative expense. At March 31, 2005 the Company recognized stock compensation expense based on Cabot’s ranking against a predetermined peer group based on total shareholder return. Cabot must calculate its liability at the balance sheet date under the assumption that its relative ranking remains constant throughout the measurement period (January 1, 2004 - December 31, 2006), creating an assumed ultimate liability which is then amortized over the measurement period (percent payout multiplied by shares multiplied by stock price at reported balance sheet date multiplied by the pro-rata time expired in the measurement period). Expense recognition will fluctuate between reporting periods due to the valuation of the performance shares at the reported balance sheet date.